EXHIBIT  4(B).2

PROMISSORY  NOTE
----------------

                                                                TORONTO, ONTARIO
                                                            DATE: 1ST APRIL 2000

     ON DEMAND, FOR VALUE RECEIVED the undersigned unconditionally promises to pay to DEALCHECK.COM INC. (the "Promissee") or order, at 65 QUEEN STREET WEST, SUITE 1905, TORONTO, ON M5H 2M5 in lawful money of Canada, the unpaid principal balance, together with interest thereon, of all advances made or to be made by the Promissee to the undersigned from time to time.

     The undersigned hereby waives presentment for payment, notice of non-payment, protest and notice of protest of this Note.

     This Note shall be paid without claim of set-off, counter claim or deduction of any nature or for any cause whatsoever.

     The principal amount outstanding hereunder shall bear interest, both before and after maturity, default and judgment calculated annually at the rate of FIVE percent ( 5 %).

     The principal amount outstanding together with interest may, at the option of the Promissee, be converted into the common shares of First Empire Entertainment.com Inc. at any time. The common shares of the undersigned will be valued at $0.05 CDN for the purpose of such conversion

     The undersigned agrees that the details provided by the Promissee shall be conclusive proof of the matters so recorded. The failure to record any amount, however, shall not limit the obligation of the undersigned to repay the principal amount of the advances made from time to time together with interest accruing thereon. The undersigned agrees that this document may be executed by facsimile signatures, and shall be interpreted in accordance with the laws of the province of ONTARIO.


                                   FIRST  EMPIRE  ENTERTAINMENT.COM
                                   INC.  &
                                   FIRST  EMPIRE  ENTERTAINMENT  CORP.
                                   Per:
                                   /s/  Terence  Robinson
                                   -----------------------------------
                                   Authorized  Signing  Officer


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